UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Proxy Statement

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☑	Soliciting Material under § 240.14a-12

FLUIDIGM CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Valued Customer,

I’m reaching out with some exciting news regarding Fluidigm. We announced that the Company will receive a $250 million investment from two leading life sciences investors, Casdin Capital and Viking Global Investors. You can read our press release sharing this news here.

Upon close of the investment, which we hope will occur in late Q1, Fluidigm will rebrand and change its name to Standard BioTools Inc. This new name was chosen to reinforce our drive to become an essential solutions partner to the life science industry – including to our valued customers like you – as we focus on the highest growth areas of biological discovery and development.

This is a major step forward and an exciting moment for our company. Casdin and Viking are leading investors with proven records of partnering with life sciences and biotechnology-focused companies, and this capital infusion is a strong endorsement of our company’s growth prospects and long-term success.

We expect that the new investment will enable the Company to realize identified opportunities across the life science ecosystem that will make a us a stronger partner to our customers. We are witnessing the next wave of innovation in the life science tools industry – one that promises to advance biologic insight and deliver powerful products. This transformative transaction will enable the scale and execution needed for us to fully realize this vision. With a world-class team, a large quantum of capital and a clear strategic vision, we are confident in our path to becoming a leading diverse life science tools provider.

In addition, we announced that Dr. Michael Egholm will be appointed CEO of Standard BioTools upon close of the transaction. Alex Kim will also join the Company as COO and lead transformation activities. [I / Chris] will continue as Fluidigm’s CEO and as a Board member until then, and will remain with the Company until November 30, 2022 in an advisory role to ensure a smooth transition following close.

In the unlikely event that we do not close the transaction before May 15, 2022, Michael will take over as CEO, effective immediately, and [I / Chris]will subsequently transition into [my /his] advisory role.

We do not expect this announcement to have any impact on our relationships with our customers, and it remains business as usual until the transaction closes. Our teams are as focused as ever on empowering our customers to uncover new insights in health and disease, identifying meaningful biomarkers and accelerating therapeutic development.

Should you have any questions, please don’t hesitate to reach out to your usual contact.

Thank you for your continued support of Fluidigm, and we look forward to continuing our relationship as we enter a new chapter.

Sincerely,

[                                     ]

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding: Fluidigm’s planned use of the proceeds from the transactions described in this communication (the “Transaction”); cost structure optimization; acceleration of growth; investments to expand Fluidigm’s customer base; plans for Fluidigm’s products; the expected timing and closing of the investment; and other expectations for Fluidigm following the closing of the Transaction. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to risks relating to: Fluidigm’s liquidity position and financing requirements; any failure to obtain required stockholder approval of the Transaction; the possibility that the conditions to the closing of the Transaction are not satisfied; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction; the ability of each party to consummate the Transaction; possible disruption related to the Transaction to Fluidigm’s current plans and operations, including through the loss of customers and employees; changes in Fluidigm’s business or external market conditions; the impact of the Covid-19 pandemic and related government mandate; interruptions or delays in the supply of components or materials for, or manufacturing of, Fluidigm products; Fluidigm’s ability to achieve its expected strategic, financial and operational plans. Information on these and additional risks and uncertainties and other information affecting Fluidigm’s business and operating results is contained in its Annual Report on Form 10-K for the year ended December 31, 2020, and in its other filings with the Securities and Exchange Commission (the “SEC”). These forward-looking statements speak only as of the date of this communication. Fluidigm disclaims any obligation to update these forward-looking statements except as may be required by law.

Additional Information and Where to Find It

Fluidigm, its directors and certain executive officers are participants in the solicitation of proxies from shareholders in connection with the Transaction. Fluidigm plans to file a proxy statement (the “Transaction Proxy Statement”) with SEC in connection with the solicitation of proxies to approve the Transaction.

Nicolas M. Barthelemy, Gerhard F. Burbach, Laura M. Clague, Bill W. Colston, S. Christopher Linthwaite, Carlos V. Paya and Ana K. Stankovic, all of whom are members of Fluidigm’s Board of Directors, and Vikram Jog, who is Fluidigm’s Chief Financial Officer, are participants in Fluidigm’s solicitation. Other than Mr. Linthwaite, none of such participants owns in excess of 1% of Fluidigm’s common stock. Mr. Linthwaite may be deemed to own approximately 1% of Fluidigm’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Fluidigm’s definitive proxy statement for its 2021 Annual Meeting of Shareholders (the “2021 Proxy Statement”), which was filed with the SEC on April 14, 2021. To the extent that holdings of Fluidigm’s securities by such persons have changed since the amounts printed in the 2021 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

In addition, Eli Casdin and Dr. Martin D. Madaus are participants in Fluidigm’s solicitation. Neither Mr. Casdin nor Dr. Madaus owns in excess of 1% of Fluidigm’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Fluidigm will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each shareholder entitled to vote at the special meeting to consider the Transaction. SHAREHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT FLUIDIGM WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Fluidigm with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Fluidigm’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Fluidigm with the SEC in connection with the Transaction will also be available, free of charge, at Fluidigm’s investor relations website (investors.fluidigm.com) or by writing to Fluidigm Corporation, Attention: Investor Relations, 2 Tower Place, Suite 2000, South San Francisco, CA 94080.